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The Penn Mutual Life Insurance Company                                                        Supplemental Application for Flexible
Philadelphia, PA  19172                                                                  Premium Adjustable Variable Life Insurance

PLEASE PRINT ALL ANSWERS
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
1.  Owner                                                                       2.    Policy Number
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First Name                 Middle Initial            Last Name

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3.    Tax Identification Number
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4. Allocation of net premium (Must be in 1% increments and must add to 100%.)

Fidelity Investments                        Neuberger & Berman                       American Century
VIP Equity Income                 _______%  AMT Limited Maturity Bond      _______%  VP Capital Appreciation      _______%
VIP Growth                        _______%  AMT Balanced                   _______%
VIP II Asset Manager              _______%  AMT Partners                   _______%  Morgan Stanley
VIP II Index 500                  _______%                                           Emerging Markets
                                            OpCap Advisors                           Equity (Int'l)               _______%
Independence Capital (ICMI)                 Value Equity                   _______%
Money Market                      _______%  Small Capitalization           _______%  The Penn Mutual Life
Quality Bond                      _______%                                           Insurance Company
Growth Equity                     _______%  T. Rowe Price                            General Account
                                            High Yield Bond                _______%  Fixed Interest Option        _______%
ICMI/Robertson Stephens                     Flexibly Managed               _______%
Emerging Growth                   _______%

Vontobel, USA
International Equity              _______%

NOTE: The payment will be allocated to the Money Market Fund until the end of the Free Look Period.

5.    Suitability

(a)   Did the owner receive the prospectus?                              Yes [ ]                        No [ ]
(b)   Does the owner understand that:                                    Yes [ ]                        No [ ]
      o  The death benefit may increase or decrease depending on         Yes [ ]                        No [ ]
         investment experience?
      o  The cash value may increase or decrease depending on the        Yes [ ]                        No [ ]
         investment experience?
      o  The policy will lapse if the cash  surrender  value  becomes Yes [ ] No [ ]
         insufficient to cover policy charges?
(c)   Does the owner  believe  that this  policy will meet  insurance  needs and financial objectives?
(d)   What is the Owner's  Investment  Objective(s)  (check all that  apply):
      [ ] Growth          [ ] Growth and Income          [ ] Income
(e)   What is the  Payor's:
      o Approximate net worth    ______________________________
      o Income earned            ______________________________
      o Income unearned          ______________________________
      o Number of dependents     ______________________________
      o Marginal tax bracket     ______________________________

I, the Owner represent that the statements and answers in this supplemental application are written as made by me and are complete and true to the best of my knowledge and belief.


Signed on ________________________________________________        _________________________________________________________________
                                                                                          Signature of Owner

at _________________________________, State of ___________        _________________________________________________________________
                                                                                Signature of Registered Representative

PM9732 9/94
PH02A/39597.1
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Dollar Cost Averaging Option/DCA ($600 Minimum Annual Premium)

Please transfer monthly $__________________ ($50.00 minimum) from the Independence Capital (ICMI) Money Market Fund into the following fund(s) based on the amount indicated below:

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Fidelity Investments                        Neuberger & Berman                            American Century
$_____________    VIP Equity Income         $_____________    AMT Limited Maturity Bond   $_____________    VP Capital Appreciation
$_____________    VIP Growth                $_____________    AMT Balanced
$_____________    VIP II Asset Manager      $_____________    AMT Partners                Morgan Stanley
$_____________    VIP II Index 500                                                        $_____________    Emerging Markets Equity
                                                                                                            (Int'l)
                                            OpCap Advisors
Independence Capital (ICMI)                 $_____________    Value Equity
$_____________    Quality Bond              $_____________    Small Capitalization        The Penn Mutual Life
$_____________    Growth Equity                                                           Insurance Company
                                            T. Rowe Price                                 General Account
ICMI/Robertson Stephens                     $_____________    High Yield Bond             $_____________    Fixed Interest Option
$_____________    Emerging Growth           $_____________    Flexibly Managed

Vontobel, USA
$_____________    International Equity
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The first  transfer will take place on the 15th of the month after the Free Look Period ends. Transfers will continue monthly until the earlier of: the funds in the Independence Capital (ICMI) Money Market Fund have been depleted, the policy enters a
Grace Period or the company receives a written or telephone  request to terminate Dollar Cost Averaging from the owner.

Signed on ____________________________________________                 ____________________________________________________________
                                                                                                Signature of Owner

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DCA Cease Date (Optional)

The owner has an option to choose a specific date at which time monthly Dollar Cost Averaging transfers are to cease. If an optional  cease date is elected, please note the date of the last transfer below and sign:

Cease ________________________________________________                 ____________________________________________________________
                                                                                                Signature of Owner

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Automatic Asset Rebalance Option/AAR ($1,000 Minimum Contract Value)
Please automatically  rebalance,  each calendar quarter, the total of the assets in all funds to the percentages requested below:

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Fidelity Investments                        Neuberger & Berman                         American Century
VIP Equity Income               _________%  AMT Limited Maturity Bond    _________%    VP Capital Appreciation    _________%
VIP Growth                      _________%  AMT Balanced                 _________%
VIP II Asset Manager            _________%  AMT Partners                 _________%    Morgan Stanley
VIP II Index 500                _________%                                             Emerging Markets
                                            OpCap Advisors                             Equity (Int'l)             _________%
Independence Capital (ICMI)                 Value Equity                 _________%
Money Market*                   _________%  Small Capitalization         _________%
Quality Bond                    _________%
Growth Equity                   _________%  T. Rowe Price
                                            High Yield Bond              _________%
ICMI/Robertson Stephens                     Flexibly Managed             _________%
Emerging Growth                 _________%

Vontobel, USA
International Equity            _________%
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NOTE:  Percentages must total to 100%.  *The Independence Capital (ICMI) Money Market Fund is not available with this option if the
Dollar Cost Averaging Option is also elected.

$1,000 minimum contract value is required to activate AAR. Rebalancing will be effective on the last day of the quarter.
Rebalancing on demand will be permitted. The owner may terminate this option at any time by either written or telephone notification.

Signed on ____________________________________________                 ____________________________________________________________
                                                                                                Signature of Owner

PM9732 - B 9/94
PH02A/39597.1
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